UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2010

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

560 Mission Street, Suite 2900 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A amends (1) our Form 8-K, filed on January 22, 2010, as amended by our Form 8-K/A, filed on March 24, 2010, to provide additional financial information in connection with the acquisition of the New England Portfolio and (2) our Form 8-K, filed on June 2, 2010, to provide the financial information required in connection with the proposed acquisition of the Rockwood Capital/365 Main Portfolio. The following financial statements are filed as part of this report:

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	First Amendment to Asset Purchase Agreement, dated as of June 16, 2010, by and among MainRock II Chandler, LLC, MainRock II Chantilly, LLC, MainRock, LLC, 365 Jack London Square, LLC and Rincon 365 Borrower, LLC, collectively, as the Sellers, and Digital Realty Trust, L.P., as the Purchaser (incorporated by reference to Exhibit 2.5 to Digital Realty Trust, L.P.’s General Form for Registration of Securities on Form 10 filed on June 25, 2010).

2.2	Second Amendment to Asset Purchase Agreement, dated as of June 17, 2010, by and among MainRock II Chandler, LLC, MainRock II Chantilly, LLC, MainRock, LLC, 365 Jack London Square, LLC and Rincon 365 Borrower, LLC, collectively, as the Sellers, and Digital Realty Trust, L.P., as the Purchaser (incorporated by reference to Exhibit 2.6 to Digital Realty Trust, L.P.’s General Form for Registration of Securities on Form 10 filed on June 25, 2010).

2.3	Third Amendment to Asset Purchase Agreement, dated as of June 18, 2010, by and among MainRock II Chandler, LLC, MainRock II Chantilly, LLC, MainRock, LLC, 365 Jack London Square, LLC and Rincon 365 Borrower, LLC, collectively, as the Sellers, and Digital Realty Trust, L.P., as the Purchaser (incorporated by reference to Exhibit 2.7 to Digital Realty Trust, L.P.’s General Form for Registration of Securities on Form 10 filed on June 25, 2010).

23.1	Consent of KPMG LLP, Independent Auditors.

Independent Auditors’ Report

The Board of Directors

Digital Realty Trust, Inc.:

We have audited the accompanying combined statement of revenue and certain expenses of the New England Portfolio (the Portfolio), for the year ended December 31, 2009. This combined statement is the responsibility of the Portfolio’s management. Our responsibility is to express an opinion on this combined statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in the current report on Form 8-K/A of Digital Realty Trust, Inc., as described in note 1. The presentation is not intended to be a complete presentation of the Portfolio’s combined revenues and expenses.

In our opinion, the combined statement of revenue and certain expenses referred to above present fairly, in all material respects, the combined revenue and certain expenses described in note 1 of the New England Portfolio for the year ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/     KPMG LLP

San Francisco, California

May 20, 2010

New England Portfolio

Combined Statement of Revenue and Certain Expenses

For the Year Ended December 31, 2009

(in thousands)

Revenue:
Rental	$42,695
Tenant reimbursements	20,633

63,328

Certain expenses:
Utilities	16,291
Property operating costs	5,298
Property taxes	1,846
Insurance	418

23,853

Revenue in excess of certain expenses	$39,475

See accompanying notes to the combined statement of revenue and certain expenses.

New England Portfolio

Notes to the Combined Statement of Revenue and Certain Expenses

For the Year Ended December 31, 2009

(1) Basis of Presentation

The accompanying combined statement of revenue and certain expenses includes the revenue and certain expenses of the New England Portfolio, a three-property data center portfolio located in Massachusetts and Connecticut (the “Portfolio”). The Portfolio consists of 55 Middlesex Turnpike, Bedford, Massachusetts and a 100% condominium interest that represents 87.5% of the square footage of 128 First Avenue, Needham, Massachusetts, both located in the Boston metropolitan area, as well as 60-80 Merritt Boulevard, Trumbull, Connecticut.

The accompanying combined statement of revenue and certain expenses, the Portfolio was owned by Sentinel Portfolio, LLC (the “Seller”) for the period presented. The accompanying combined statement of revenue and certain expenses includes the accounts of the Portfolio, and all significant intercompany amounts have been eliminated.

Digital Realty Trust, Inc., through its consolidated operating partnership, Digital Realty Trust, L.P. (collectively the “Company”), acquired the Portfolio on January 22, 2010 for a purchase price of approximately $375.0 million.

The accompanying combined statement of revenue and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X of the U.S. Securities and Exchange Commission for the acquisition of one or more real estate properties which in aggregate are significant and, accordingly, are not representative of the actual results of operations for the periods presented. The Portfolio is considered a group of related properties as the individual properties are under common control and management by the Seller and the acquisition of a single property in the Portfolio was conditional on the acquisition of the other properties. Therefore, a single combined statement of revenue and certain expenses is presented. The combined statement of revenue and certain expenses excludes the following expenses which may not be comparable to the proposed future operations of the Portfolio:

•	Depreciation and amortization

•	Income taxes

•	Interest expense

•	Management fees paid to related parties

•	Payroll and other costs not directly related to the proposed future operations of the Portfolio.

Management is not aware of any material factors relating to the Portfolio other than those already described above that would cause the reported financial information not to be necessarily indicative of future operating results.

(2) Summary of Significant Accounting Policies and Practices

(a) Revenue Recognition

Rental revenue is recognized on a straight-line basis over the term of the respective leases. The straight-line rent adjustment for minimum rents increased base contractual rental revenue by $3.5 million for the year ended December 31, 2009.

(b) Use of Estimates

Management has made a number of estimates and assumptions relating to the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the combined statement of revenue and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

(3) Minimum Future Lease Rentals

Future minimum rentals to be received under non-cancelable agreements in effect as of December 31, 2009 are as follows:

Year ended December 31:
(in thousands)
2010	$41,390
2011	40,408
2012	38,628
2013	35,726
2014	33,874
Thereafter	170,283

$360,309

(4) Tenant Concentrations

Pfizer and RBS Greenwich accounted for $12.0 million and $7.2 million or 19.0% and 11.4% , respectively, of the Portfolio’s combined revenues for the year ended December 31, 2009. No other tenant comprised more than 10% of the Portfolio’s combined revenues for the year ended December 31, 2009.

(5) Related Party Transactions

An affiliate entity of the Seller, Sentinel Critical Operations, LLC, served as the employer of employees that worked at the Portfolio properties. Employee payroll costs were charged to each property based on time worked at each property. Property operating costs in the accompanying combined statement of revenue and certain expenses include approximately $3.0 million of employee payroll costs for the year ended December 31, 2009.

(6) Subsequent Events

The Company has evaluated subsequent events related to the Portfolio for recognition or disclosure through May 20, 2010, which is the date the combined statement was available to be issued and determined that there are no other items to disclose.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisitions of the New England Portfolio, a three-property data center portfolio located in Massachusetts and Connecticut that was acquired on January 22, 2010, and the Rockwood Capital/365 Main Portfolio, a five-property data center portfolio located in California, Arizona, and Virginia, that is expected to be acquired on or about July 7, 2010, along with the related financings.

The unaudited pro forma condensed consolidated balance sheet of Digital Realty Trust, Inc. and subsidiaries (the “Company”) as of March 31, 2010 is presented as if the acquisition of the Rockwood Capital/365 Main Portfolio along with the related financings occurred on March 31, 2010. The acquisition is expected to close on or about July 7, 2010; however, the possibility exists that it may not close. Our financings consist of the sale of 6.9 million shares of our common stock in an underwritten public offering that closed on June 8, 2010 and expected additional borrowings under our existing revolving credit facility. The acquisition of the New England Portfolio and related financings took place on January 22, 2010 and January 28, 2010, respectively, and are therefore included in the Company’s historical condensed consolidated balance sheet as of March 31, 2010. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2010 and the year ended December 31, 2009 are presented as if the acquisitions of the New England Portfolio and the Rockwood Capital/365 Main Portfolio occurred on January 1, 2009, along with the related financings. Our financings consist of the issuance of $500 million aggregate principal amount of 5.875% notes due 2020 and additional borrowings under our existing revolving credit facility.

This pro forma information should be read in conjunction with the consolidated historical financial statements of the Company as of March 31, 2010 and December 31, 2009, and the notes thereto. The unaudited pro forma condensed consolidated financial statements are prepared for informational purposes only and are not necessarily indicative of what the actual financial position or results of operations would have been had we completed these transactions as of the beginning of the periods presented, nor is it necessarily indicative of future results. In addition, the pro forma condensed consolidated balance sheet includes pro forma allocations of the purchase price of the Rockwood Capital/365 Main Portfolio based upon preliminary estimates of the fair value of the assets and liabilities acquired in connection with the acquisition. These allocations may be adjusted in the future upon completion of the acquisition and finalization of these preliminary estimates.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Balance Sheet

March 31, 2010

(unaudited in thousands)

	Company Historical	Acquisition of Rockwood Capital/365 Main Portfolio	Financing Transactions	Company Pro Forma
Assets	(A)	(B)	(C)
Net investments in real estate	$3,501,382	$650,219	$—	$4,151,601
Cash and cash equivalents	50,809	(725,000)	725,000	50,809
Accounts and other receivables, net	54,090	—	—	54,090
Deferred rent	155,633	—	—	155,633
Acquired above market leases, net	33,745	26,973	—	60,718
Acquired in place lease value and deferred leasing costs, net	266,008	80,418	—	346,426
Deferred financing costs, net	23,294	—	—	23,294
Restricted Cash	40,145	—	—	40,145
Other assets	22,480	—	—	22,480

Total assets	$4,147,586	$32,610	$725,000	$4,905,196

Liabilities and Equity
Revolving credit facility	$—	$—	$347,907	$347,907
Unsecured senior notes	200,000	—	—	200,000
Mortgage loans	1,043,361	—	—	1,043,361
5.875% notes due 2020, net of discount	491,589	—	—	491,589
4.125% exchangeable senior debentures due 2026, net of discount	166,859	—	—	166,859
5.50% exchangeable senior debentures due 2029	266,400	—	—	266,400
Accounts payable and other accrued liabilities	165,615	—	—	165,615
Acquired below market leases, net	91,034	32,610	—	123,644
Security deposits and prepaid rents	74,223	—	—	74,223

Total liabilities	2,499,081	32,610	347,907	2,879,598

Stockholders’ Equity:
Preferred stock, series A, B, C, and D	662,338	—	—	662,338
Common stock	779	—	69	848
Additional paid-in capital	1,213,766	—	377,024	1,590,790
Dividends in excess of earnings	(254,639)	—	—	(254,639)
Accumulated other comprehensive loss, net	(47,557)	—	—	(47,557)

Total stockholders’ equity	1,574,687	—	377,093	1,951,780

Noncontrolling interests:
Noncontrolling interests in operating partnership	56,384	—	—	56,384
Noncontrolling interests in consolidated joint ventures	17,434	—	—	17,434

Total noncontrolling interests	73,818	—	—	73,818

Total equity	1,648,505	—	377,093	2,025,598

Total liabilities and equity	$4,147,586	$32,610	$725,000	$4,905,196

See accompanying notes to the pro forma condensed consolidated financial statements.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended March 31, 2010

(unaudited)

(in thousands, except share and per share data)

	Company Historical	Acquisition of New England Portfolio	Acquisition of Rockwood Capital/365 Main Portfolio	Financing Transactions	Noncontrolling Interests	Company Pro Forma
	(AA)	(BB)	(CC)	(DD)	(EE)
Operating Revenues:
Rental	$152,574	$3,001	$23,711	$—	$—	$179,286
Tenant reimbursements	39,205	977	7,962	—	—	48,144

Total operating revenues	191,779	3,978	31,673	—	—	227,430

Operating Expenses:
Rental property operating and maintenance	53,242	1,393	10,482	—	—	65,117
Property taxes	12,721	383	2,021	—	—	15,125
Insurance	1,735	12	176	—	—	1,923
Depreciation and amortization	57,532	966	11,680	—	—	70,178
General and administrative	11,352	—	—	—	—	11,352
Other	2	—	—	—	—	2

Total operating expenses	136,584	2,754	24,359	—	—	163,697

Operating income	55,195	1,224	7,315	—	—	63,734

Other Income (Expenses):
Equity in earnings of unconsolidated joint venture	1,978	—	—	—	—	1,978
Interest and other income	31	—	—	—	—	31
Interest expense	(30,902)	—	—	(3,326)	—	(34,228)
Tax expense	(716)	—	—	—	—	(716)

Net income	25,586	1,224	7,315	(3,326)	—	30,799
Net income attributable to noncontrolling interests	(741)	—	—	—	(298)	(1,039)

Net income attributable to Digital Realty Trust, Inc.	24,845	1,224	7,315	(3,326)	(298)	29,760
Preferred stock dividends	(10,101)	—	—	—	—	(10,101)

Net income available to common stockholders	$14,744	$1,224	$7,315	$(3,326)	$(298)	$19,659

Pro forma net income per share available to common stockholders:
Basic						$0.23
Diluted						$0.22

Pro forma weighted average common shares outstanding (1):
Basic						84,670,691
Diluted						87,512,660

See accompanying notes to the pro forma condensed consolidated financial statements.

(1)	Includes historical basic and diluted weighted average common shares outstanding for March 31, 2010 of 77,770,691 and 80,612,660, respectively, and the sale of 6,900,000 shares of our common stock which closed on June 8, 2010.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2009

(unaudited)

(in thousands, except share and per share data)

	Company Historical	Acquisition of New England Portfolio	Acquisition of Rockwood Capital/365 Main Portfolio	Financing Transactions	Noncontrolling Interests	Company Pro Forma
	(AA)	(BB)	(CC)	(DD)	(EE)
Operating Revenues:
Rental	$510,772	$45,918	$89,040	$—	$—	$645,730
Tenant reimbursements	125,308	20,633	33,761	—	—	179,702
Other	1,062	—	—	—	—	1,062

Total operating revenues	637,142	66,551	122,801	—	—	826,494

Operating Expenses:
Rental property operating and maintenance	176,238	21,589	44,920	—	—	242,747
Property taxes	36,004	6,660	8,082	—	—	50,746
Insurance	6,111	418	629	—	—	7,158
Depreciation and amortization	198,052	15,579	46,720	—	—	260,351
General and administrative	42,165	—	—	—	—	42,165
Other	783	—	—	—	—	783

Total operating expenses	459,353	44,246	100,351	—	—	603,950

Operating income	177,789	22,305	22,450	—	—	222,544

Other Income (Expenses):
Equity in earnings of unconsolidated joint venture	2,172	—	—	—	—	2,172
Interest and other income	753	—	—	—	—	753
Interest expense	(88,442)	—	—	(33,557)	—	(121,999)
Tax expense	(1,038)	—	—	—	—	(1,038)

Net income	91,234	22,305	22,450	(33,557)	—	102,432
Net income attributable to noncontrolling interests	(3,572)	—	—	—	(665)	(4,237)

Net income attributable to Digital Realty Trust, Inc.	87,662	22,305	22,450	(33,557)	(665)	98,195
Preferred stock dividends	(40,404)	—	—	—	—	(40,404)

Net income available to common stockholders	$47,258	$22,305	$22,450	$(33,557)	$(665)	$57,791

Pro forma net income per share available to common stockholders:
Basic						$0.70
Diluted						$0.69

Pro forma weighted average common shares outstanding (1):
Basic						82,850,370
Diluted						83,920,890

See accompanying notes to the pro forma condensed consolidated financial statements.

(1)	Includes historical basic and diluted weighted average common shares outstanding for December 31, 2009 of 75,950,370 and 77,020,890, respectively, and the sale of 6,900,000 shares of our common stock which closed on June 8, 2010.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)

(Dollar amounts in thousands)

1. Adjustments to the Pro Forma Condensed Consolidated Balance Sheet

Digital Realty Trust, Inc. through its controlling interest in Digital Realty Trust, L.P. (the “Operating Partnership”) and the subsidiaries of the Operating Partnership (collectively, “we” or the “Company”) is engaged in the business of owning, acquiring, developing, redeveloping and managing technology-related real estate. The Company is focused on providing Turn-Key Datacenter® and Powered Base Building® datacenter solutions for domestic and international tenants across a variety of industry verticals ranging from information technology and Internet enterprises, to manufacturing and financial services.

Our pro forma condensed consolidated balance sheet is presented as if the acquisition of the Rockwood Capital/365 Main Portfolio, which is expected to be acquired on or about July 7, 2010, occurred on March 31, 2010 along with the related financings. Our financings consist of the sale of 6.9 million shares of our common stock in an underwritten public offering and expected additional borrowings under our existing revolving credit facility. The adjustments to our pro forma condensed consolidated balance sheet as of March 31, 2010 are as follows:

(A) Company Historical

Company historical reflects our historical condensed consolidated balance sheet as of March 31, 2010.

(B) Acquisition of Rockwood Capital/365 Main Portfolio

Reflects our expected acquisition of the Rockwood Capital/365 Main Portfolio. The pro forma adjustments, based on our preliminary estimates for allocation of the purchase price, are as follows (in thousands):

Assets acquired:
Investments in real estate, net	$650,219
Acquired above market leases	26,973
Acquired in place lease value	80,418
Liabilities acquired:
Acquired below market leases	(32,610)

Cash paid to acquire the portfolio	$725,000

(C) Financing Transactions

Reflects proceeds and related financing costs of the sale of 6.9 million shares of our common stock which was completed on June 8, 2010 and expected additional borrowings under our existing revolving credit facility in connection with the acquisition of the Rockwood Capital/365 Main Portfolio as follows (in thousands):

Total
Proceeds from the stock offering	$393,300
Less costs of the initial public offering:
Underwriters’ discounts and commissions	15,732
Other costs	475

Net proceeds from sale of common stock	377,093
Increase in borrowings from revolving credit facility	347,907

Net cash proceeds	$725,000

Common stock, 6,900,000 shares, $.01 per share	$69
Additional paid in capital	377,024

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)—(Continued)

(Dollar amounts in thousands)

2. Adjustments to Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2010 and year ended December 31, 2009

Our pro forma condensed consolidated statements of operations for the three months ended March 31, 2010 and the year ended December 31, 2009 are presented as if the acquisition of the New England Portfolio that closed on January 22, 2010 and the acquisition of the Rockwood Capital/365 Main Portfolio, which is expected to close on or about July 7, 2010, occurred on January 1, 2009, along with the related financings. Our financings consist of the issuance of $500 million aggregate principal amount of 5.875% notes due 2020 which closed on January 28, 2010, the net pay down on the revolving credit facility with funds received from the issuance of the 5.875% notes due 2020, and the expected additional borrowings of $347.9 million under our existing revolving credit facility related to the acquisition of the Rockwood Capital/365 Main Portfolio. The pro forma adjustments to our condensed consolidated statements of operations for the three months ended March 31, 2010 and the year ended December 31, 2009 are as follows:

(AA) Company Historical

Reflects our historical condensed consolidated statements of operations for the three months ended March 31, 2010 and for the year ended December 31, 2009.

(BB) Acquisition of the New England Portfolio

The pro forma adjustments to the condensed consolidated statement of operations for the three months ended March 31, 2010 reflect the acquisition of the New England Portfolio, which closed on January 22, 2010. The pro forma adjustments are based on actual operating results after acquisition and represent the 21 days in January 2010 that we did not own the New England Portfolio and therefore were not recorded in the Company’s historical condensed consolidated statements of operations for the three months ended March 31, 2010.

New England Portfolio

For the period from January 1, 2010 through January 21, 2010

Historical combined revenues and certain expenses and pro forma purchase adjustments
Operating Revenues:
Rental	$3,001
Tenant reimbursements	977

Total operating revenues	3,978

Operating Expenses:
Rental property operating and maintenance	1,393
Property taxes	383
Insurance	12
Depreciation and amortization	966

Total operating expenses	2,754

Operating income	$1,224

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)—(Continued)

(Dollar amounts in thousands)

The pro forma adjustments to the condensed consolidated statement of operations for the year ended December 31, 2009 reflect the acquisition of the New England Portfolio which closed on January 22, 2010, as if the acquisition occurred on January 1, 2009. The pro forma adjustments are as follows (in thousands):

New England Portfolio

Year Ended December 31, 2009

	Historical combined revenues and certain expenses(1)	Adjustments resulting from purchasing the New England Portfolio		Pro Forma Adjustments
Operating Revenues:
Rental	$42,695	$3,223	(2)	$45,918
Tenant reimbursements	20,633	—		20,633

Total operating revenues	63,328	3,223		66,551

Operating Expenses:
Rental property operating and maintenance	21,589	—		21,589
Property taxes	1,846	4,814	(3)	6,660
Insurance	418	—		418
Depreciation and amortization	—	15,579	(4)	15,579

Total operating expenses	23,853	20,393		44,246

Operating income	$39,475	$(17,170)		$22,305

(1)	Historical combined statement or revenues and certain expenses reported in accordance with Rule 3-14 of Regulation S-X.
(2)	Includes a $2.0 million adjustment to amortize acquired above and below market lease intangibles and a $1.2 million adjustment to reflect straight-line revenue as if the Portfolio had been acquired on January 1, 2009.
(3)	Pro forma property tax expense of $4.8 million was calculated based on the purchase price of the Portfolio and the county property tax rates for the three buildings of the New England Portfolio in excess of the historical property tax expense as if they had been acquired on January 1, 2009.
(4)	Includes a $8.6 million adjustment to record depreciation expense on acquired tangible assets and a $7.0 million adjustment to amortize acquired in place lease value intangible assets, as if the Portfolio had been acquired on January 1, 2009.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)—(Continued)

(Dollar amounts in thousands)

(CC) Acquisition of the Rockwood Capital/365 Main Portfolio

The pro forma adjustments to the condensed consolidated statement of operations for the three months ended March 31, 2010 reflect the acquisition of the Rockwood Capital/365 Main Portfolio, which is expected to close on or about July 7, 2010, as if the acquisition closed on January 1, 2009. The pro forma adjustments are as follows (in thousands):

Rockwood Capital/365 Main Portfolio

Three Months Ended March 31, 2010

	Historical combined revenues and certain expenses(1)	Adjustments resulting from purchasing the Rockwood Capital/365 Main Portfolio		Pro Forma Adjustments
Operating Revenues:
Rental	$22,363	$1,348	(2)	$23,711
Tenant reimbursements	7,962	—		7,962

Total operating revenues	30,325	1,348		31,673

Operating Expenses:
Rental property operating and maintenance	10,482	—		10,482
Property taxes	524	1,497	(3)	2,021
Insurance	176	—		176
Depreciation and amortization	—	11,680	(4)	11,680

Total operating expenses	11,182	13,177		24,359

Operating income	$19,143	$(11,829)		$7,315

(1)	Historical combined statement of revenues and certain expenses reported in accordance with Rule 3-14 of Regulation S-X.
(2)	Includes a $1.8 million adjustment to reflect straight-line revenue and a ($0.5) million adjustment to amortize acquired above and below market lease intangibles as if the Portfolio had been acquired on January 1, 2009.
(3)	Pro forma property tax expense of $1.5 million was calculated based on the expected purchase price and the county property tax rates for the five properties of the Rockwood Capital/365 Main Portfolio in excess of the historical property tax expense as if they had been acquired on January 1, 2009.
(4)	Includes a $7.6 million adjustment to amortize acquired in place lease value intangible assets and a $4.1 million adjustment to record depreciation expense on acquired tangible assets as if the Portfolio had been acquired on January 1, 2009.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)—(Continued)

(Dollar amounts in thousands)

The pro forma adjustments to the condensed consolidated statement of operations for the year ended December 31, 2009 reflect the acquisition of the Rockwood Capital/365 Main Portfolio, which is expected to close on or about July 7, 2010, as if the acquisition closed on January 1, 2009. The pro forma adjustments are as follows (in thousands):

Rockwood Capital/365 Main Portfolio

Year Ended December 31, 2009

	Historical combined revenues and certain expenses (1)	Adjustments resulting from purchasing the Rockwood Capital/365 Main Portfolio		Pro Forma Adjustments
Operating Revenues:
Rental	$83,848	$5,192	(2)	$89,040
Tenant reimbursements	33,761	—		33,761

Total operating revenues	117,609	5,192		122,801

Operating Expenses:
Rental property operating and maintenance	44,920	—		44,920
Property taxes	3,406	4,676	(3)	8,082
Insurance	629	—		629
Depreciation and amortization	—	46,720	(4)	46,720

Total operating expenses	48,955	51,396		100,351

Operating income	$68,654	$(46,204)		$22,450

(1)	Historical combined statement of revenues and certain expenses reported in accordance with Rule 3-14 of Regulation S-X.
(2)	Includes a $7.1 million adjustment to reflect straight-line revenue and a ($1.9) million adjustment to amortize acquired above and below market lease intangibles as if the Portfolio had been acquired on January 1, 2009.
(3)	Pro forma property tax expense of $4.7 million was calculated based on the expected purchase price and the county property tax rates for the five properties of the Rockwood Capital/365 Main Portfolio in excess of the historical property tax expense as if they had been acquired on January 1, 2009.
(4)	Includes a $30.2 million adjustment to amortize acquired in place lease value intangible assets and a $16.5 million adjustment to record depreciation expense on acquired tangible assets as if the Portfolio had been acquired on January 1, 2009.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)—(Continued)

(Dollar amounts in thousands)

(DD) Financing Transactions

Reflects the pro forma increase in interest expense for the three months ended March 31, 2010 and the year ended December 31, 2009. Our financings consist of the issuance of $500 million aggregate principal amount of 5.875% notes due 2020 and additional borrowings under our existing revolving credit facility. The adjustments reflect the increase in interest expense as follows (in thousands):

Financing	Principal balance used in pro forma adjustment		Interest rate		Pro forma interest expense adjustment three months ended March 31, 2010		Pro forma interest expense adjustment Year ended December 31, 2009
5.875% notes due 2020	$500,000	(1)	5.875%		$2,203	(3)	$29,375
Amortization of loan discount	(8,520	)(1)			64	(3)	852
Net decrease in principal balance of revolving credit facility related to the application of the excess proceeds from the 5.875% notes due 2020, in excess of the New England Portfolio purchase price	(101,527)		1-month LIBOR +1.1	%(2)	(102	)(3)	(1,372)
Net increase in principal balance of revolving credit facility related to the Rockwood Capital/365 Main Portfolio	347,907		1-month LIBOR +1.1	%(2)	1,161		4,702

					$3,326		$33,557

(1)	On January 28, 2010, the Operating Partnership closed the issuance of $500.0 million aggregate principal amount of 5.875% notes due 2020. The purchase price paid by the initial purchasers was 98.296% of the principal amount thereof, resulting in original issue discount of $8,520.
(2)	The average 1-month LIBOR +1.10% interest rate on our revolving credit facility was 1.33% for the three months ended March 31, 2010. The average 1-month LIBOR +1.10% interest rate on our revolving credit facility was 1.35% for the year ended December 31, 2009. A 1/8 percentage point change in the LIBOR rate would result in a combined adjustment to net income for both items above of approximately $99,000 and $308,000 for the three months ended March 31, 2010 and the year ended December 31, 2009, respectively.
(3)	Reflects 27 days not recorded in the Company’s historical results for the three months ended March 31, 2010, since the transaction closed on January 28,2010.

DIGITAL REALTY TRUST, INC. AND SUBSIDIARIES

Notes to Pro Forma Condensed Consolidated Financial Statements (unaudited)—(Continued)

(Dollar amounts in thousands)

(EE) Noncontrolling Interests in Operating Partnership

Noncontrolling interests in the Operating Partnership relate to the Operating Partnership interests that are not owned by us. The following table shows the effect on net income attributable to noncontrolling interests for the three months ended March 31, 2010 and the year ended December 31, 2009 had the acquisition of the New England Portfolio and the Rockwood Capital/365 Main Portfolio occurred on January 1, 2009 along with the related financing (in thousands):

	For the three months ended March 31, 2010	For the year ended December 31, 2009
Net income effect from:
Acquisition of the New England Portfolio	$1,224	$22,305
Acquisition of the Rockwood Capital/365 Main Portfolio	7,315	22,450
Financing transactions	(3,326)	(33,557)

	5,213	11,198
Average noncontrolling interest percentage	5.71%	5.94%

Net income attributable to noncontrolling interests	$298	$665

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

	By:	/S/ JOSHUA A. MILLS
Joshua A. Mills
General Counsel and Assistant Secretary

Date: June 25, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	First Amendment to Asset Purchase Agreement, dated as of June 16, 2010, by and among MainRock II Chandler, LLC, MainRock II Chantilly, LLC, MainRock, LLC, 365 Jack London Square, LLC and Rincon 365 Borrower, LLC, collectively, as the Sellers, and Digital Realty Trust, L.P., as the Purchaser (incorporated by reference to Exhibit 2.5 to Digital Realty Trust, L.P.’s General Form for Registration of Securities on Form 10 filed on June 25, 2010).

2.2	Second Amendment to Asset Purchase Agreement, dated as of June 17, 2010, by and among MainRock II Chandler, LLC, MainRock II Chantilly, LLC, MainRock, LLC, 365 Jack London Square, LLC and Rincon 365 Borrower, LLC, collectively, as the Sellers, and Digital Realty Trust, L.P., as the Purchaser (incorporated by reference to Exhibit 2.6 to Digital Realty Trust, L.P.’s General Form for Registration of Securities on Form 10 filed on June 25, 2010).

2.3	Third Amendment to Asset Purchase Agreement, dated as of June 18, 2010, by and among MainRock II Chandler, LLC, MainRock II Chantilly, LLC, MainRock, LLC, 365 Jack London Square, LLC and Rincon 365 Borrower, LLC, collectively, as the Sellers, and Digital Realty Trust, L.P., as the Purchaser (incorporated by reference to Exhibit 2.7 to Digital Realty Trust, L.P.’s General Form for Registration of Securities on Form 10 filed on June 25, 2010).

23.1	Consent of KPMG LLP, Independent Auditors.